Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-145845

July 14, 2010

We are pleased to introduce XXV, the Barclays ETN+ Inverse S&P 500® VIX Short-Term FuturesTM ETN.

the Ed Ware Raina Mathur Lorelei O’Hagan Geremy Kawaller

212-528-7990

BARCLAYS ETN+ TEAM

BARCLAYS CAPITAL

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering (including the risk factors relating to the offering). You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc or any agent or dealer participating in this offering will arrange to send you the prospectus if you request it by calling your Barclays Capital Inc sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue – Attn: US InvSol Support, New York, NY 10019.